As filed with the Securities and Exchange Commission on October 15, 2001

Registration No. 333-66632

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

PepsiCo, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	13-1584302
(State of Incorporation)	(I.R.S. No.)

Purchase, New York 10577
(Address of principal executive offices, including zip code)
__________

The Quaker Long Term Incentive Plan of 1990
The Quaker Long Term Incentive Plan of 1999
and
The Quaker Oats Company Stock Option Plan for
Outside Directors
(Full titles of the Plans)

W. Timothy Heaviside, Esq.
Vice President and Assistant General Counsel
PepsiCo, Inc.
Purchase, New York 10577
(Name and address of agent for service)

(914) 253-2310
(Telephone number, including area code, of agent for service)

EXPLANATION STATEMENT

        This Post-Effective Amendment No. 1 to Registration Statement No. 333-66632 includes a re-offer prospectus to be used by certain officers and directors of PepsiCo, Inc. in order to permit such persons to sell or otherwise dispose of securities received as grants under, or as a result of the exercise of stock options granted under, The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors.

Part I

Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information*
Item 2.	Registrant Information and Employee Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. A resale prospectus filed in accordance with Rule 415 under the Securities Act and General Instruction C of Form S-8. is filed herewith.

PROSPECTUS

22,064,002 Shares

PepsiCo, Inc.

COMMON STOCK
(Par Value 1-2/3 cents Per Share)

        This Prospectus relates to an aggregate of 22,064,002 shares of Common Stock, par value 1 -2/3 cents per share (“Common Stock”), of PepsiCo, Inc. (hereinafter referred to as “we”, “us” or “PepsiCo”), offered by or for the account of certain of our officers and directors of PepsiCo (the “Selling Stockholders”) in order to permit such persons to sell or otherwise dispose of such securities from time to time. Certain information concerning the Selling Stockholders and their ownership of our Common Stock is set forth below under the caption “SELLING STOCKHOLDERS”.

        We will not receive any of the proceeds from the sales of shares offered hereby.

        We are incorporated under the laws of the State of North Carolina. Our principal executive offices are located at Purchase, New York 10577 (telephone no. (914) 253-2000).

        Our Common Stock is listed on the New York and Chicago Stock Exchanges.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

The date of this Prospectus is October 15, 2001

TABLE OF CONTENTS

Where You Can Find Additional Information

Documents Incorporated by Reference

The Offering

Selling Shareholders

Experts

Supplemental Information

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to you on the SEC's Web site. The address of this site is http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York and Chicago Stock Exchanges, on which our shares are listed.

        We have filed a Registration Statement on Form S-8 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered hereby. For further information regarding us, reference should be made to the Registration Statement, the documents incorporated by reference therein and the exhibits relating thereto.

DOCUMENTS INCORPORATED BY REFERENCE

        The information listed below, which has been filed by us with the SEC, is specifically incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for our fiscal year ended December 30, 2000;
(b)	Our Quarterly Report on Form 10-Q for the twelve weeks ended March 24, 2001;
(c)	Our Quarterly Report on Form 10-Q for the twelve and twenty four week periods ended June 16, 2001;
(c)	Our Quarterly Report on Form 10-Q for the twelve and twenty four week periods ended June 16, 2001;
(d)	PepsiCo’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 1, 2001, August 2, 2001, August 8, 2001, August 10, 2001, August 13, 2001, August 27, 2001, September 17, 2001 and October 10, 2001; and
(e)	The description of our Common Stock, contained in our most recent Registration Statement filed under the Exchange Act, including any amendment thereto or report filed by us for the purpose of updating such description.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof, and prior to the filing of a post-effective amendment indicating the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained herein, or in a document all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

        We will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be addressed to: PepsiCo, Inc., Purchase, New York 10577, Attention: Manager of Shareholder Relations, (914) 253-3055.

THE OFFERING

        The shares covered by this Prospectus were, or are expected to be, acquired by the Selling Stockholders through the exercise of stock options granted under The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors (the "Plans").

        The shares of Common Stock being offered hereby may be sold from time to time in transactions on national securities exchanges, or in privately negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices.

        Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if they act as agent for the purchaser of such shares from such purchaser) computed in appropriate cases in accordance with the applicable rules of the national securities exchange on which such transactions are consummated, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to Selling Shareholders.

        In addition or alternatively, shares may be sold by Selling Stockholders and/or by or through broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of an appropriate national securities exchange, and in connection therewith commissions in excess of the customary commission prescribed by the rules of such securities exchange may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of such customary commission.

        The Selling Stockholders have advised us that they presently have no arrangements or understandings pertaining to distribution of any of the shares covered hereby.

        Selling Stockholders and broker-dealers effecting sales on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any of such broker-dealers purchase such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933.

        On October 11, 2001 the closing sales price for our Common Stock, as reported in The Wall Street Journal was $49.00 per share.

SELLING STOCKHOLDERS

Name and Material Relationships with PepisCo Since October 1998	Shares of Common Stock Available to be Resold (whether or not there is a present intent to do so	Shares of Common Stock Beneficially Owned	Shares of Common Stock Subject to Right to Acquire Prior to October 10, 2002
Robert S. Morrison	4,634,500	392,720	4,634,500
Vice Chairman of the Board and Director; Chairman, President and Chief Executive Officer, The Quaker Oats Company

EXPERTS

        The consolidated financial statements of PepsiCo, Inc. and Subsidiaries as of December 30, 2000 and December 25, 1999 and for each of the years in the three-year period ended December 30, 2000 and the supplemental consolidated financial statements of PepsiCo, Inc. and Subsidiaries as of December 30, 2000 and December 25, 1999 and for each of the years in the three-year period ended December 30, 2000 have been incorporated by reference into this registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such Firm as experts in accounting and auditing.

SUPPLEMENTAL INFORMATION

        The information contained in this Prospectus, including, without limitation, information relating to the Selling Stockholders, may be updated from time to time by means of a supplement containing updating information.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

        The information listed below, which has been filed by PepsiCo, Inc. (hereinafter “we”, “us” and “PepsiCo”) with the Securities and Exchange Commission (the “SEC”), is specifically incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for its fiscal year ended December 30, 2000;
(b)	Our Quarterly Report on Form 10-Q for the twelve weeks ended March 24, 2001;
(c)	Our Quarterly Report on Form 10-Q for the twelve and twenty four weeks ended June 16, 2001;
(d)	Our Current Report on Form 8-K dated August 1, 2001;
(e)	Our Current Report on Form 8-K dated August 2, 2001;
(f)	Our Current Reports on Form 8-K dated August 8, 2001;
(g)	Our Current Report on Form 8-K dated August 10, 2001;
(h)	Our Current Report on Form 8-K dated August 13, 2001;
(i)	Our Current Report on Form 8-K dated August 27, 2001;
(j)	Our Current Report on Form 8-K dated September 17, 2001; and
(k)	Our Current Report on Form 8-K dated October 10, 2001.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment indicating the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

        We will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be addressed to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, Attention: Manager of Shareholder Relations, 914.253.3055.

Item 4.	Description of Securities
Not Applicable
Item 5.	Interests of Named Experts and Counsel
Legal Opinion

        W. Timothy Heaviside, Esq., Vice President and Assistant General Counsel of PepsiCo, has rendered an opinion stating that the shares of PepsiCo Common Stock registered by Registration Statement No. 333-66632, will, when issued pursuant to the Plans, be duly and validly issued, fully paid and nonassessable. Mr. Heaviside is a full-time employee of PepsiCo and beneficially owns certain PepsiCo securities, including options to purchase PepsiCo Common Stock.

Experts

        The consolidated financial statements of PepsiCo, Inc. and Subsidiaries as of December 30, 2000 and December 25, 1999 and for each of the years in the three-year period ended December 30, 2000 and the supplemental consolidated financial statements of PepsiCo, Inc. and Subsidiaries as of December 30, 2000 and December 25, 1999 and for each of the years in the three-year period ended December 30, 2000 have been incorporated by reference into this registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such Firm as experts in accounting and auditing.

Item 6.	Indemnification of Directors and Officers

        (i) Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide as follows:

Section 55-8-50. Policy statement and definitions.

                (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

                (b) Definitions in this Part:

                        (1) 'Corporation' includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                        (2) 'Director' means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. ‘Director’ includes, unless the context requires otherwise, the estate or personal representative of a director.

                        (3) 'Expenses' means expenses of every kind incurred in defending a proceeding, including counsel fees.

                        (4) 'Liability' means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                        (4a) 'Officer', 'employee' or 'agent' includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                        (5) 'Official capacity' means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. ‘Official capacity’ does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                        (6) 'Party' includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                        (7) 'Proceeding' means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 55-8-51. Authority to indemnify.

                (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                        (1) He conducted himself in good faith; and

                        (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                        (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

                (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

                (d) A corporation may not indemnify a director under this section:

                        (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                        (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

                (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

Section 55-8-52. Mandatory indemnification.

        Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 55-8-53. Advance for expenses.

        Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

Section 55-8-54. Court-ordered indemnification.

        Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                        (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

                        (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

Section 55-8-55. Determination and authorization of indemnification.

                (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

                (b) The determination shall be made:

                        (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                        (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                        (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                        (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

Section 55-8-56. Indemnification of officers, employees, and agents.

        Unless a corporation's articles of incorporation provide otherwise:

                        (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                        (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                        (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 55-8-57. Additional indemnification and insurance.

                (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

                (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

                (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

Section 55-8-58. Application of Part.

                (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

                (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

                (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990."

        (ii) Section 3.7 of Article III of our By-Laws provides as follows: Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law.

        (iii) Our officers and directors are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

        (iv) We have entered into indemnification agreements with our directors whereby (with certain exceptions) we will, in general, indemnify directors, to the extent permitted by law, against liabilities, costs or expenses arising out of his or her status as a director by reason of anything done or not done as a director.

Item 7.	Exemption From Registration Claimed
Not Applicable
Item 8.	Exhibits
The Index to Exhibits is incorporated herein by reference.
Item 9.	Undertakings
We hereby undertake:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided,however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-66632 to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York, on the 15th day of October, 2001.

PepsiCo, Inc.
By: /s/ ROBERT F. SHARPE, JR. Robert F. Sharpe, Jr. Senior Vice President, Public Affairs, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-66632 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Steven S Reinemund * (Steven S Reinemund)	Chairman of the Board, Chief Executive Officer and Director	October 15, 2001
Roger A. Enrico * (Roger A. Enrico)	Vice Chairman of the Board and Director	October 15, 2001
Robert S. Morrison * (Robert S. Morrison)	Vice Chairman of the Board and Director	October 15, 2001
Indra K. Nooyi * (Indra K. Nooyi)	President, Chief Financial Officer and Director	October 15, 2001
Peter A. Bridgman * (Peter A. Bridgman)	Senior Vice President and Controller (Chief Accounting Officer)	October 15, 2001
John F. Akers * (John F. Akers)	Director	October 15, 2001
Robert E. Allen * (Robert E. Allen)	Director	October 15, 2001
Peter A. Foy * (Peter A. Foy)	Director	October 15, 2001
Ray L. Hunt * (Ray L. Hunt)	Director	October 15, 2001
Arthur C. Martinez * (Arthur C. Martinez)	Director	October 15, 2001
John J. Murphy * (John J. Murphy)	Director	October 15, 2001
Franklin D. Raines * (Franklin D. Raines)	Director	October 15, 2001
Sharon Percy Rockefeller * (Sharon Percy Rockefeller)	Director	October 15, 2001
Franklin A. Thomas * (Franklin A. Thomas)	Director	October 15, 2001
Cynthia M. Trudell * (Cynthia M. Trudell)	Director	October 15, 2001
Solomon D. Trujillo * (Solomon D. Trujillo)	Director	October 15, 2001
*By /s/ ROBERT F. SHARPE, JR. (Robert F. Sharpe, Jr.) Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. filed as Exhibit 4.1 to PepsiCo's Registration Statement No. 333-66632, are incorporated herein by reference.
4.2	By-Laws of PepsiCo, Inc., as amended to August 2, 2001 filed as Exhibit 4.2 to PepsiCo's Registration Statement No. 333-66632, are incorporated herein by reference.
5	Opinion and consent of W. Timothy Heaviside, Esq., Vice President and Assistant General Counsel of PepsiCo, Inc.
15	Letter from KPMG LLP regarding unaudited financial information.
23.1	Consent of KPMG LLP.
23.2	The consent of W. Timothy Heaviside, Esq. is contained in his opinion filed as Exhibit 5 to this Post-Effective Amendment No. 1 to Registration Statement No. 333-66632.
24.1	Power of Attorney of PepsiCo, Inc. and certain of its officers and directors, filed as Exhibit 24 to PepsiCo, Inc.'s Registration Statement on Form S-8 No. 333-66632, is incorporated herein by reference.

24.2	Power of Attorney of Robert S. Morrison.